                                                                EXHIBIT 1.1

                              POTLATCH CORPORATION

                           _____% DEBENTURES DUE_____

                             UNDERWRITING AGREEMENT

                                                     ....................., 19..

Goldman, Sachs & Co.,
Salomon Brothers Inc
c/o Goldman, Sachs & Co.,
555 California Street
45th Floor
San Francisco, CA  94104

Ladies and Gentlemen:

         Potlatch Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of $100,000,000 principal amount of the Debentures specified above (the "Securities").

                  1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                           (a) A registration statement on Form S-3 (File No.
                  33-....) in respect of the Securities has been filed with the
                  Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission;


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                  and no stop order suspending the effectiveness of such
                  registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), is hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may
                  be);

                           (b) No order preventing or suspending the use of any
                  Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                           (c) The documents incorporated by reference in the
                  Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further

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                  amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                           (d) The Registration Statement conforms, and the
                  Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                           (e) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and the Prospectus and except as set forth or contemplated in the Prospectus, (i) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which has had a material adverse effect on the Company and its subsidiaries, considered as a whole; and (ii) there has not been any material change in the issued and outstanding capital stock (other than changes that would result from the exercise by the Company's counterparty of put options outstanding on the date hereof, which would entitle such counterparty to sell to the Company 25,000 shares of the Company's Common Stock on each of December 11, December 13, December 15 and December 18, 1995) or long-term debt of the Company and its subsidiaries considered as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries considered as a whole;

                           (f) The Company has good title to substantially all
                  real property owned by it, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property considered as a whole and do not interfere with the use made and proposed to be made of such property by the Company and any real property and

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                  buildings held under lease by the Company are held by it under valid leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

                           (g) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction where its ownership or leasing of properties material to the conduct of its business requires such qualification, or in which the failure to so qualify would have a material adverse effect upon the operations of the Company and its subsidiaries considered as a whole;

                           (h) The authorized capital stock of the Company
                  consists of 40,000,000 shares of common stock, par value $1.00 per share, and 4,000,000 shares of preferred stock, without par value, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                           (i) The Securities have been duly authorized by the
                  Company and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of ................, 19.. (the
                  "Indenture") between the Company and First Trust of California, National Association, as Trustee (the "Trustee"), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee under the Indenture, constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus;

                           (j) The issue and sale of the Securities and the
                  compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or

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                  governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except, such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

                           (k) Other than as set forth or contemplated in the
                  Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries considered as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (l) Neither the Company nor any of its affiliates
                  does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

                           (m) KPMG Peat Marwick LLP, who have certified certain
                  consolidated financial statements of the Company are independent certified public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                  2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of .....% of the principal amount thereof, plus accrued interest, if any, from
        ...................., 19.. to the Time of Delivery (as defined below)
        hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

                  3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

                  4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to an account designated by the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such

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         delivery and payment shall be 6:30 a.m., San Francisco time, on
         ....................., 19.. or such other time and date as Goldman,
         Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

                          (b) The documents to be delivered at the Time of
                 Delivery by or on behalf of the parties hereto pursuant to
                 Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(j) hereof, will be delivered at the offices of Shearman & Sterling, 555 California Street, Suite 2000, San Francisco, California 94104 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., San Francisco time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

                 5.       The Company agrees with each of the Underwriters:

                          (a) To prepare the Prospectus in a form approved by
                 you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Time of Delivery unless you shall have consented to such amendment or supplement, which such consent shall not be unreasonably withheld, promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;


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                          (b) Promptly from time to time to take such action as
                 you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions (within the United States including its territories and possessions) as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                          (c) Prior to 10:00 a.m., New York City time, on the
                 New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required under the Act at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus under the Act in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                          (d) To make generally available to its security
                 holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                          (e) During the period beginning from the date hereof
                 and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company which are substantially similar to the Securities, without your prior written consent; and


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                          (f) During a period of three years from the effective
                 date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                 6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the reasonable cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all reasonable expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities;
         (vi) the cost of preparing the Securities ; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

                 7. The obligations of the Underwriters hereunder shall be subject, in their reasonable discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                          (a) The Prospectus shall have been filed with the
                 Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing


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                 by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                          (b) Shearman & Sterling, counsel for the Underwriters,
                 shall have furnished to you such opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated the Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (iii) and (iv) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                          (c) Pillsbury Madison & Sutro LLP, counsel for the
                 Company, shall have furnished to you their written opinion (a draft of each such opinion is attached as Annex II(b) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                                  (i)   The Company has been duly incorporated
                          and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and conduct its business as described in the Prospectus;

                                  (ii) This Agreement has been duly authorized, executed and delivered by the Company;

                                  (iii) The Securities have been duly
                          authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;

                                  (iv)  The Indenture has been duly qualified
                          under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms;

                                  (v)   The statements set forth in the
                          Prospectus under the caption "Description of Debentures", insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, are accurate, complete and fair;

                                  (vi) The issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement, the Indenture and the Securities and the consummation of the transactions herein and therein contemplated will not result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or By-laws of the


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
                          Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

                                  (vii)  No consent, approval, authorization,
                          order, registration or qualification of or with any governmental agency or body, or, to the best of such counsel's knowledge, any court is required for the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Securities by the Underwriters; and

                                  (viii) (i) The documents filed pursuant to the
                          Exchange Act and incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (except for financial statements and schedules included therein, as to which such counsel need express no opinion), complied when so filed as to form in all material respects with the Exchange Act, and the applicable rules and regulations of the Commission thereunder, and (ii) the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (except for financial statements and schedules included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder;


                          In addition to the matters set forth above, such
                 opinion shall also include a statement to the effect that they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data included therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made,


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not misleading;
                 (d) The General Counsel of the Company shall have furnished to you a written opinion (a draft of each such opinion is attached as Annex II(c) hereof), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                         (i) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound;

                         (ii) To the best of such counsel's knowledge, other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries considered as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                         (iii) The authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $1.00 per share, and 4,000,000 shares of preferred stock, without par value, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and

                         (iv) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except where the failure(s) to be so qualified, taken in the aggregate, would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                 In addition to the matters set forth above, such opinion shall also include a statement to the effect that he has no reason to believe that
(i) as of its effective date,
the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data included therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) that any of the documents incorporated by reference in the Prospectus, when such documents were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                 (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 6:30 a.m., San Francisco time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG Peat Marwick LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

                 (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as set forth and contemplated in the Prospectus, (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which has had a material adverse effect on the Company and its subsidiaries considered as a whole, and
        (ii) there shall not have been any material change in the issued and outstanding capital stock (other than changes that would result from the exercise by the Company's counterparty of put options outstanding on the date hereof, which would entitle such counterparty to sell to the Company 25,000 shares of the Company's Common Stock on each of December 11, December 13, December 15 and December 18, 1995) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries considered as a whole, the effect of which, in any such case described in Clause
        (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

                 (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                 (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange;
        (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

                 (i)     The Company shall have complied with the provisions of
        Section 5(c) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement; and

                 (j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

        8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, except as provided in subsection (c) below, will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

                 (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and, except as provided in subsection (c) below, will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party in such action), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

                 (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein in respect of which indemnification has been sought pursuant to subsection (c) above (whether or not on a timely basis), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give prompt notice as required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                            (e) The obligations of the Company under this
                  Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

                  9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities, and the term "you" for purposes of this Section shall not include any Underwriter which has defaulted in its obligation to purchase the Securities.

                            (b) If, after giving effect to any arrangements for
                  the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection
                  (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                            (c) If, after giving effect to any arrangements for
                  the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

                  11.     If this Agreement shall be terminated pursuant to
         Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

                  12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters made or given by you jointly or by Goldman, Sachs & Co. on behalf of both of you.

                  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
         Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
         Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

                  13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                 14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                 15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        Potlatch Corporation

                                        By:

                           Name:
                           Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
Salomon Brothers Inc

By:
         .........................................
                 (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                                                     PRINCIPAL
                                                                     AMOUNT OF
                                                                     SECURITIES
                                                                       TO BE
                           UNDERWRITER                               PURCHASED
                           -----------                               ----------
          Goldman, Sachs & Co.
          Salomon Brothers Inc

          Total  . . . . . . . . . . . . . . . . . . . . . . . .    $100,000,000